CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.2 to Form S-1/A of Moxian, Inc. of our report dated December 15, 2015 (except for Note 2 dated February 17, 2016 and Note 10 dated August 12, 2016), relating to the consolidated financial statement of Moxian, Inc. for the years ended September 30, 2015 and 2014, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

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DCAW (CPA) Limited (as successor to Dominic K.F. Chan & Co.)

Certified Public Accountants

Hong Kong, August 12, 2016